Exhibit 10.71

English Translation

Spousal Consent Letter

I, the undersigned (ID No:                     ), as the legal spouse of                     (ID No:                     ), hereby unconditionally agree that the equity interests of Shenzhen 7 Road Technology Co., Ltd., owned by and registered under name of my spouse, is disposed in accordance with the arrangements under Equity Interest Purchase Right Agreement, Equity Interest Pledge Agreement, Business Operation Agreement dated as of 26 June, 2012 and other supplementary agreements to be signed from time to time.

I further guarantee not to take any action at any time with an intention conflicting against the above-identified arrangements, including making a claim to court or other competent authorities that such equity interests constitute the property or community property between my spouse and me. I, unconditionally and irrevocably, hereby waive any and all rights or benefits and my share of any community property between my spouse and me with relation to such equity interests under applicable laws.

Name of the Spouse:

ID No:
Date: